Exhibit 99.6

HAN KUN LAW OFFICES

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

TEL: (86 10) 8525-5500; FAX: (86 10) 8525-5511/ 5522

[Form of Legal Opinion]

[DATE: same as the effective date of the Registration Statement]

Middle Kingdom Alliance Corp. and its successors (“Middle Kingdom”)

333 Sandy Spring Circle, Suite 223

Atlanta, GA 30328

United States

Dear Sirs:

We are qualified lawyers of the People’s Republic of China (“PRC” or “China”, for the purpose of this opinion only, PRC shall not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan) and as such are qualified to issue this opinion on the laws and regulations of the PRC effective as at the date hereof.

We have acted as the PRC counsel to Pypo Digital Company Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, and to its subsidiaries and affiliates in the PRC in connection with the Agreement and Plan of Merger, Conversion and Share Exchange (the “Merger Agreement”), dated as of September 5, 2008, and Amendment No. 1 to Agreement and Plan of Merger, Conversion and Share Exchange (the “Amendment No.1”, together with the Merger Agreement, the “SEA”), dated as of January 6, 2009, by and among Middle Kingdom, MK Arizona Corp., the Company, Pypo Holdings (HK) Company Limited (“Pypo HK”), Beijing Pypo Technology Group Company Limited (the “PRC Subsidiary”), Arch Digital Holdings Limited and Capital Ally Investments Limited. We have been requested to give this opinion pursuant to Section 13.2(g) of the Merger Agreement.

A.	Documents and Assumptions

In rendering this opinion, we have examined the originals or copies of the documents provided to us by the Company and such other documents, corporate records, certificates issued by the governmental authorities in the PRC (collectively the “Documents”).

In our examination of the Documents, we have assumed without independent investigation and inquiry that (“Assumptions”):

HAN KUN LAW OFFICES

i.	All signatures, seals and chops on the Documents are genuine, each signature thereto, on behalf of a party other than PRC Subsidiary, is that of a person duly authorized to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

ii.	The Documents that were presented to us remain in full force and effect on the date of this opinion and have not been revoked, cancelled, amended, superseded or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this legal opinion;

iii.	All the explanations and interpretations provided by the government officers, which duly reflect the official position of the relevant Government Agencies, and all the Documents and the factual statements provided to us by the Company, the PRC Subsidiary and the Domestic Companies, including but not limited to those set forth in the Documents, are complete, true, correct and not misleading. Where important facts were not independently established to us, we have relied upon certificates issued by the Government Agencies with proper authority; and

iv.	The applicable PRC statute, judgment, order or decree, rule, regulation and facts shall remain unchanged as of the date hereof and will not be changed.

B.	Definitions

In addition to the terms defined in the context of this opinion, the following capitalized terms used in this opinion shall have the meanings ascribed to them as follows:

(a)	“Domestic Companies” mean any other PRC entities which are affiliated with the PRC Subsidiary, including any Person (as defined in the SEA) that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the PRC Subsidiary. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract (as defined in the SEA) or otherwise and, in any event and without limitation of the previous sentence, any Person owning fifty percent (50%) or more of the voting securities of a second Person shall be deemed to control that second Person. For the purposes of this definition, a Person shall be deemed to control any of his or her immediate family members. For the avoidance of doubt, Domestic Companies shall include the companies listed in Schedule 1 hereto;

(b)	“Government Agencies” mean any competent government authorities, courts or regulatory bodies of the PRC;

HAN KUN LAW OFFICES

(c)	“Governmental Authorizations” mean all approvals, consents, permits, authorizations, filings, registrations, exemptions, waivers, endorsements, annual inspections, qualifications and licenses required by the applicable PRC Laws to be obtained from the competent Government Agencies;

(d)	“Material Adverse Effect” means a material adverse effect on the conditions (financial or otherwise), business, properties or results of operations of the Company and its affiliates in the PRC (including the PRC Subsidiary) taken as a whole;

(e)	“PRC” or “China” means the People’s Republic of China (for the purposes of this opinion only, other than the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan Province);

(f)	“PRC Laws” mean all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC;

(g)	“PRC Subsidiary” means Beijing Pypo Technology Group Company Limited ;

(h)	“Registration Statement” means the Registration Statement on Form S-4, including all amendments or supplements thereto, filed by MK Arizona Corp. with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the transactions contemplated in the SEA;

(i)	“SAFE” means the State Administration of Foreign Exchange and/or a local branch thereof.

Based on our review of the Documents, subject to the foregoing Assumptions, qualifications, and except as disclosed in the SEA and in the Registration Statement, we are of the opinion that:

1.	Except as disclosed in the Risk Factors in the Registration Statement titled “PRC regulations relating to the establishment of offshore special purpose vehicles by PRC residents may subject Pypo’s PRC resident shareholders or Pypo to penalties and limit Pypo’s ability to inject capital into its PRC operating companies, limit its PRC operating companies’ ability to distribute profits to Pypo, or otherwise adversely affect Pypo”, the individual beneficiary shareholders of the Company who are PRC residents (the “PRC Shareholders”) have obtained all necessary PRC Governmental Authorizations in connection with (a) their direct or indirect ownership of shares and equity interest in the Company and Pypo HK, which have established or acquired foreign-invested entities in the PRC, and (b) the establishment of the Company and Pypo HK.

2.	All necessary PRC Governmental Authorizations were duly obtained in

HAN KUN LAW OFFICES

connection with the acquisition by the Company or Pypo HK of the equity interest in the PRC Subsidiary.

3.	All necessary and material PRC Governmental Authorizations were duly obtained in connection with any operations in the PRC by the Company conducted through the PRC Subsidiary and any of the Domestic Companies.

4.	Except for a duty of the PRC Shareholders of the Company to file with SAFE after the closing of the share exchange between the Company and Middle Kingdom, it is not necessary or advisable under the laws of the PRC for the execution, delivery, validity or the performance or the enforceability of the SEA to obtain any PRC Governmental Authorizations in connection with the execution, delivery or performance of the SEA.

5.	The PRC Subsidiary has been duly incorporated and validly exists as a wholly foreign-owned enterprise with limited liability under the PRC Laws. One hundred percent (100%) of the equity interest in the PRC Subsidiary is owned by Pypo HK. The PRC Subsidiary has the enterprise legal person status. The registered capital of the PRC Subsidiary has been fully paid in accordance with the applicable PRC laws and the articles of association of the PRC Subsidiary. To our best knowledge after due inquiry, except the pledge as disclosed in the section in the Registration Statement titled “Pypo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources”, there is no security interest, mortgage, pledge, lien, encumbrance, claim or any third party right, the exercise of which may lead to the change of shareholdings or the amount of the registered capital of the PRC Subsidiary.

6.	Each of the Domestic Companies has been duly incorporated as a limited liability company and validly exists under the PRC Laws. Each of the Domestic Companies has the enterprise legal person status. The registered capital of each of the Domestic Companies has been duly paid in accordance with the applicable PRC Laws and the articles of association of the Domestic Companies. To our best knowledge after due inquiry, except for those contemplated under the VIE Documents (defined in Section 18 below) and as described in Schedule 1 hereto, there is no security interest, mortgage, pledge, lien, encumbrance, claim or any third party right, the exercise of which may lead to the change of shareholdings or the amount of the registered capital of any of the Domestic Companies.

7.

Each of the PRC Subsidiary and the Domestic Companies has sufficient corporate right, power and authority for it to own, use, lease and license its assets and conduct its business in the manner described in its business license. Each of the PRC Subsidiary and the Domestic Companies has obtained all material Governmental Authorizations from, and completed all material filings with, the Government Agencies that are necessary for it to own, lease and license its assets and conduct its business in the manner described in its business license. Such Governmental Authorizations contain no material burdensome restrictions that are not described in the SEA or the Registration Statement. To our best knowledge after due inquiry, each of the PRC Subsidiary and the Domestic Companies is in compliance with the provisions of all such Governmental Authorizations in all material aspects, and none of the PRC Subsidiary and the Domestic Companies

HAN KUN LAW OFFICES

has received any notification of proceedings relating to the modification, suspension or revocation of any such Governmental Authorizations.

8.	To our best knowledge after due inquiry, the articles of association and the business license of each of the PRC Subsidiary and the Domestic Companies are in compliance with the requirements of the applicable PRC Laws in all material aspects and are in full force and effect.

9.	To our best knowledge after due inquiry, the business carried out by each of the PRC Subsidiary and the Domestic Companies complies with its articles of association and the PRC Laws in all material aspects. No Governmental Authorizations other than those already obtained is required under the PRC Laws for carrying out the business of each of the PRC Subsidiary and the Domestic Companies described in the SEA.

10.	Except as disclosed in the Risk Factors in the Registration Statement titled “Pypo has several operating entities located in a number of cities throughout China, which rely on the availability of space and facilities for lease in order to conduct business”, and to our best knowledge after due inquiry, each of the PRC Subsidiary and the Domestic Companies has legal and valid title to all of material assets related to its core business, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options and restrictions; each lease agreements whose annual rental fee is in excess of US$50,000 is duly executed and legally binding; its leasehold interests are fully protected by the terms of the lease agreements, which are valid, binding and enforceable in accordance with their terms under PRC Laws; and, to the best of our knowledge, none of the PRC Subsidiary and the Domestic Companies owns, operates, manages or has any other right or interest in any other material real property of any kind, except for the leased properties whose annual rental fee is below US$50,000 or the properties owned by the PRC Subsidiary or the Domestic Companies themselves.

11.	All dividends and other distributions declared and payable upon the equity interest of the PRC Subsidiary and the Domestic Companies which are directly owned by the PRC Subsidiary in accordance with the PRC Laws may under the current PRC Laws be paid to the direct shareholder of the PRC Subsidiary in Renminbi which may be converted into U.S. dollars and freely transferred out of the PRC, provided however, that the current or future PRC Shareholders of the Company shall complete and update the necessary foreign exchange registration for their inbound investments in the PRC in accordance with the relevant PRC Laws on foreign exchange regulations on a timely basis.

12.	To our best knowledge after due inquiry there is no current, pending or threatened PRC legal, regulatory, administrative or other governmental decision, ruling, order, demand, action, proceeding or initiative to which any of the PRC Subsidiary or the Domestic Companies is a party to or to which any of the assets of the PRC Subsidiary and the Domestic Companies are subject, that could have a Material Adverse Effect on the PRC Subsidiary or the Domestic Companies.

13.	To our best knowledge after due inquiry, none of the PRC Subsidiary and the Domestic Companies has taken any corporate action, nor have any legal

HAN KUN LAW OFFICES

proceedings commenced against it, for its liquidation, winding up, dissolution, or bankruptcy, for the appointment of a liquidation committee, team of receivers or similar officers in respect of its assets or for the suspension, withdrawal, revocation or cancellation of any of the Governmental Authorizations.

14.	The PRC Subsidiary has full power and authority, and has duly obtained all necessary PRC Governmental Authorizations, to execute the SEA and perform its obligations thereunder. The PRC Subsidiary has taken all necessary corporate action to authorize the execution and performance of the SEA.

15.	The PRC Subsidiary has full power and authority to execute the Executive Employment Agreement with Hengyang Zhou and Francis Wan and perform its obligations thereunder in accordance with PRC Laws, to the extent that the policies, practice and plans of the PRC Subsidiary referred to but not expressed in the Executive Employment Agreements do not violate PRC Laws.

16.	The execution and delivery of, and the performance of the obligations under, the SEA by the PRC Subsidiary does not and will not result in a breach or violation of or constitute a default under (i) any provisions of the articles of association, business licenses or any Governmental Authorizations of the PRC Subsidiary; or (ii) any explicit requirements under the applicable PRC Laws.

17.	The choice of the laws of the State of New York as the governing law of the SEA, is a valid choice of law provision and would be recognized and given effect to in any action brought before a court of competent jurisdiction in the PRC, except for those laws the application of which would be inconsistent with public policy, as such term is interpreted under laws of the PRC.

18.	To our best knowledge, each of the contracts, agreements or documents relating to Beijing Feijie Investment Co., Ltd. (“Beijing Feijie”) and Beijing Dongdian Wuxian Technology Co., Ltd. (“Beijing Dongdian”), as listed in Schedule 2 hereto (collectively, the “VIE Documents”), is valid and enforceable against all parties involved in the VIE Documents and does not violate any mandatory provisions of the applicable PRC Laws.

19.

On August 8, 2006, six PRC Government Agencies, namely, the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rules”), which became effective on September 8, 2006. The New M&A Rules purport, among other things, to require offshore special purpose vehicles formed for the purpose of overseas listing of the equity interests in PRC companies and controlled directly or indirectly by PRC companies and/or PRC individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges. On September 21, 2006, pursuant to the New M&A Rules and other PRC Laws, the CSRC published on its official website relevant guidance with respect to the listing and trading of PRC domestic enterprises’ securities on overseas stock exchanges (the “Related Clarifications”),

HAN KUN LAW OFFICES

including a list of application materials regarding the listing on overseas stock exchange by special purpose vehicles.

Based on our understanding of the current PRC Laws publicly available as of the date hereof, we believe that since (a) the restructuring of PRC Subsidiary from a domestic company to a Sino-foreign joint venture company was completed in June 2006, before the New M&A Rules became effective, and (b) the restructuring of PRC Subsidiary from a Sino-foreign joint venture company to a wholly foreign owned enterprise (which was completed in July 2007) is governed under the PRC regulations related to foreign investment enterprises rather than the New M&A Rules (which only applies to the acquisition of domestic PRC companies), and (c) the business combination transactions described in the SEA are between offshore companies, and the CSRC currently has not issued any definitive rule concerning whether such transactions are subject to the New M&A Rules and Related Clarifications, therefore the Company is not required to obtain the approval of the CSRC under the New M&A Rules in connection with the transactions described under the SEA.

20.	The statements set forth in the Registration Statement under the headings “Summary Material Terms of the Transaction”, “Summary”, “Information About Pypo-Regulatory Matters”, “Taxation-Material PRC Income Tax Considerations” and “Certain Relationships and Related Party Transactions” and those certain Risk Factors in the Registration Statement that begin with the following: “The principal shareholder of Beijing Feijie…”, “Pypo may be subject to product liability claims for products it directly sells to end users”, “As a holding company, Pypo Cayman…”, “Uncertainties with respect to the PRC legal system…”, “It may be difficult to acquire jurisdiction…”, “Governmental control of foreign exchange markets…”, “Pypo Cayman or MK Cayman may be treated as a resident enterprise…”, “Dividends Pypo Cayman or MK Cayman receives from subsidiaries…”, “Dividends that shareholders receive…”, “Although the applicability of PRC taxes on the gain…”, “Pypo’s intercompany loans are subject to PRC regulations…”, “PRC regulation of loans…”, “PRC regulations relating to the establishment of offshore special purpose vehicles…” and “The approval of the China Securities Regulatory Commission…”, insofar as such statements constitute summaries of Chinese law and regulations or legal conclusions with respect thereto, constitute correct and fair summaries of the matters described therein in all material aspects.

We are licensed to practice in the PRC and the foregoing opinion is limited to the PRC Laws currently in force and publicly available on the date of this opinion and is subject to the following qualifications:

(a)	Our opinion is limited to the PRC Laws of general application effective as of the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any country other than the PRC;

(b)	This opinion is intended to be used in the context which is specifically referred to herein;

(c)	The PRC laws and regulations referred to herein are laws, regulations, statutes, rules, decrees, notices and supreme court’s judicial interpretations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws, regulations, statutes, rules, decrees, notices and supreme court’s judicial interpretations or the interpretation or enforcement thereof, will not be changed, amended or revoked in the immediate future or in the long term with or without retrospective effect;

(d)	This opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, which may be different from our opinion; and

(e)	We may rely, as to matters of fact (but not as to legal conclusions), to the extent reasonable, on certificates and confirmations of responsible officers of the PRC Subsidiary and PRC government officials.

This opinion is rendered at the request of and solely for the benefit of Middle Kingdom, MK Arizona Corp. and Pypo China Holdings Limited and their respective security holders in connection with the above matters. This opinion may not be relied upon, quoted or referred to for any other purpose or released upon by or furnished to any other person without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of this opinion (including discussion of this opinion) and reference to our firm name in the Registration Statement.

Yours faithfully,

HAN KUN LAW OFFICES

HAN KUN LAW OFFICES

Schedule 1

LIST OF DOMESTIC COMPANIES

No.	Name of Company	Entity Type	Jurisdiction of Incorporation	Equity Ownership
Subsidiaries of the PRC Subsidiary

1.	Heilongjiang PYPO Digital Technology Co., Ltd.	Limited Liability Company	PRC	100%

2.	Shenyang PYPO Technology Co., Ltd.	Limited Liability Company	PRC	100%

3.	Shandong PYPO Digital Technology Co., Ltd.	Limited Liability Company	PRC	100%

4.	Shanxi PYPO Technology Co., Ltd.	Limited Liability Company	PRC	100%

5.	Jilin PYPO Technology Co., Ltd.	Limited Liability Company	PRC	100%

6.	Inner Mongolia PYPO Technology Co., Ltd.	Limited Liability Company	PRC	100%

7.	Beijing PYPO Communications Technology Co., Ltd.	Limited Liability Company	PRC	100%

8.	Shanghai PYAO Digital Technology Co., Ltd.	Limited Liability Company	PRC	100%

9.	Anhui PYPO Electronics Co., Ltd.	Limited Liability Company	PRC	100%

10.	Zhejiang PYPO Digital Technology Co., Ltd.	Limited Liability Company	PRC	100%

11.	Nanjing PYAO Technology Co., Ltd.	Limited Liability Company	PRC	100%

12.	Sichuan Huasong PYPO Digital Technology Co., Ltd.	Limited Liability Company	PRC	100%

HAN KUN LAW OFFICES

No.	Name of Company	Entity Type	Jurisdiction of Incorporation	Equity Ownership

13.	Chongqing PYPO Digital Technology Co., Ltd.	Limited Liability Company	PRC	100%

14.	Gansu PYPO Digital Technology Co., Ltd.	Limited Liability Company	PRC	100%

15.	Guizhou PYPO Technology Co., Ltd.	Limited Liability Company	PRC	100%

16.	Jiangxi PYPO Technology Co., Ltd.	Limited Liability Company	PRC	100%

17.	Beijing PYPO Times Technology Co., Ltd.	Limited Liability Company	PRC	50%*

18.	Guangxi PYPO Communications Equipment Co., Ltd.	Limited Liability Company	PRC	100%

19.	Fujian PYPO Technology Co., Ltd.	Limited Liability Company	PRC	100%

20.	Beijing Yitong Shenglian Investment Consulting Co., Ltd.	Limited Liability Company	PRC	100%

21.	Guangdong PYPO Technology Co., Ltd.	Limited Liability Company	PRC	100% owned through Shanghai PYAO Digital Technology Co., Ltd.

22.	Shenzhen PYPO Communications Equipment Co., Ltd.	Limited Liability Company	PRC	100% owned by Guangdong PYPO Technology Co., Ltd.

HAN KUN LAW OFFICES

No.	Name of Company	Entity Type	Jurisdiction of Incorporation	Equity Ownership

23.	Beijing Yipai-top Communications Technology Co., Ltd.	Limited Liability Company	PRC	50%**

24.	Jiangsu PYPO Technology Co., Ltd.	Limited Liability Company	PRC	99%***

Consolidated Affiliated Entity and its Subsidiaries

25.	Beijing Feijie Investment Co., Ltd. (“Beijing Feijie”)	Limited Liability Company	PRC	Dongping Fei: 50% Zhikuan Guan: 50% #

26.	Beijing Dongdian Wuxian Technology Co., Ltd.	Limited Liability Company	PRC	100% owned by Beijing Feijie ##

27.	Beijing Zhongshi PYPO Cinema Cultural Co., Ltd.	Limited Liability Company	PRC	100% owned by Beijing Dongdian

28.	Hebei Guoxun Huifang Telecommunications Equipment Co., Ltd. (“Hebei Guoxun”)	Limited Liability Company	PRC	51% owned by Beijing Feijie+

29.	Cangzhou Guoxun Huifang Telecommunications Equipment Co., Ltd.	Limited Liability Company	PRC	100 owned by Hebei Guoxun

30.	Baoding Guoxun Huifang Telecommunications Equipment Co., Ltd.	Limited Liability Company	PRC	100 owned by Hebei Guoxun

31.	Langfang Guoxun Huifang Telecommunications Equipment Co., Ltd.	Limited Liability Company	PRC	100 owned by Hebei Guoxun

32.	Zhangjiakou Guoxun Huifang Telecommunications Equipment Co., Ltd.	Limited Liability Company	PRC	100 owned by Hebei Guoxun

HAN KUN LAW OFFICES

No.	Name of Company	Entity Type	Jurisdiction of Incorporation	Equity Ownership

33.	Handan Guoxun Huifang Telecommunications Equipment Co., Ltd.	Limited Liability Company	PRC	100 owned by Hebei Guoxun

34.	Tangshan Guoxun Huifang Telecommunications Equipment Co., Ltd.	Limited Liability Company	PRC	100 owned by Hebei Guoxun

35.	Xingtai Guoxun Huifang Telecommunications Equipment Co., Ltd.	Limited Liability Company	PRC	100 owned by Hebei Guoxun

36.	Henan Xinya Telecommunications Equipment Co., Ltd. (“Henan Xinya”)	Limited Liability Company	PRC	51% owned by Beijing Feijie++

37.	Kaifeng Xinya Telecommunications Equipment Co., Ltd.	Limited Liability Company	PRC	100 owned by Henan Xinya

38.	Kunming Golden Broadway Technology Development Co., Ltd. (the “Kunming Golden Broadway”)	Limited Liability Company	PRC	51% owned by Beijing Feijie +++

39.	Hunan Feon Telecommunications Technology Co., Ltd. (“Hunan Feihong”)	Limited Liability Company	PRC	100% owned by Beijing Feijie

40.	Liuyang Feon Telecommunications Technology Co., Ltd.	Limited Liability Company	PRC	100% owned by Hunan Feihong

41.	Inner Mongolia Chuangxin Zhongyu Shidai Mobile Phones Marketing & Management Co., Ltd. (“Inner Mongolia Zhongyu”)	Limited Liability Company	PRC	51% owned by Beijing Feijie ++++

42.	Huhhot Chuangxin Zhongyu Shidai Mobile Phones Marketing and Management Co., Ltd.	Limited Liability Company	PRC	100% owned by Inner Mongolia Zhongyu

HAN KUN LAW OFFICES

No.	Name of Company	Entity Type	Jurisdiction of Incorporation	Equity Ownership

43.	Jiangsu Guanzhilin Mobile Phones Hypermarket Co., Ltd. (“Jiangsu Guanzhilin”)	Limited Liability Company	PRC	51% owned by Beijing Feijie +++++

44.	Suzhou Industrial Park Guanzhilin Trading Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

45.	Wujiang Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

46.	Taicang Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

47.	Kunshan Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

48.	Wuxi Guance Communication Equipment Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

49.	Nanjing Guanzhilin Pengshi Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

50.	Yangzhou Shenglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

51.	Yancheng Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

52.	Xuzhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

HAN KUN LAW OFFICES

No.	Name of Company	Entity Type	Jurisdiction of Incorporation	Equity Ownership

53.	Nantong Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

54.	Taizhou Hailing Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

55.	Heze Guanzhilin Communication Equipment Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

56.	Zaozhuang Guanzhilin Communication Equipment Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

57.	Jining Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

58.	Dongying Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

59.	Binzhou Guanzhilin Communication Equipment Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

60.	Zibo Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

61.	Jiangsu Guanzhilin Mobile Phones Hypermarket Rizhao Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

62.	Tai’an Xinxin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

63.	Dezhou New Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

HAN KUN LAW OFFICES

No.	Name of Company	Entity Type	Jurisdiction of Incorporation	Equity Ownership

64.	Weifang Yuandu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

65.	Shandong Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

66.	Qingdao Yanglin Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

67.	Shanxi Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

68.	Datong Guanzhilin Commercial Trading Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

69.	Shanghai Guanzhilin Communication Equipment Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

70.	Changshu Guanzhilin Mobile Phones Hypermarket Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

71.	Gansu Guanzhilin Communication Equipment Co., Ltd.	Limited Liability Company	PRC	100% owned by Jiangsu Guanzhilin

*	The remaining 50% equity ownership interest in Beijing PYPO Shidai Technology Co., Ltd. is held by Beijing Shidai Tiancheng Technology Co., Ltd.
**	The remaining 50% equity ownership interest in Beijing Yipai-top Communication Technology Co., Ltd. is held by Qing Wang, a PRC individual designated by Shenzhen Eternal Asia Supply Chain Co., Ltd.
***	The remaining 1% equity ownership interest in Jiangsu PYPO Science & Technology Co., Ltd. is held by Beijing Yitong Shenglian Investment Consulting Co., Ltd.

HAN KUN LAW OFFICES

#	100% equity ownership interest has been pledged to the PRC Subsidiary.

##	100% equity ownership interest has been pledged to the PRC Subsidiary.

+	The remaining 49% equity ownership interest in Hebei Guoxun Huifang Communication Equipment Co., Ltd. is held by Mr. Xinyu Zhao, a PRC individual. Such 49% equity ownership interest shall be pledged to Beijing Feijie according to an Equity Interest Pledge Agreement dated April 30, 2008, among Beijing Feijie, Xinyu Zhao and Hebei Guoxun, and such pledge shall be registered with local Administration for Industry and Commerce (the “AIC”).

++	The remaining 49% equity ownership interest in Henan Xinya Communication Equipment Co., Ltd. is held by Mr. Yamin Zhang, a PRC individual. Such 49% equity ownership interest shall be pledged to Beijing Feijie according to an Equity Interest Pledge Agreement dated August 1, 2008, among Beijing Feijie, Yamin Zhang and Henan Xinya, and such pledge shall be registered with local AIC.

+++	The remaining 49% equity ownership interest in Kunming Golden Broadway Technology Development Co., Ltd. is held by Mr. Mingxi Qiu, a PRC individual. Such 49% equity ownership interest shall be pledged to Beijing Feijie according to an Equity Interest Pledge Agreement dated July 18, 2008, among Beijing Feijie, Mingxi Qiu and Kunming Golden Broadway, and such pledge shall be registered with local AIC.

++++	The remaining 49% equity ownership interest in Inner Mongolia Chuangxin Zhongyu Shidai Mobile Phones Marketing & Management Co., Ltd. is held by Mr. Baihe Jiang, a PRC individual. Such 49% equity ownership interest shall be pledged to Beijing Feijie according to an Equity Interest Pledge Agreement dated November 21, 2008, among Beijing Feijie, Baihe Jiang and Inner Mongolia Zhongyu, and such pledge shall be registered with local AIC.

+++++	The remaining 49% equity ownership interest in Jiangsu Guanzhilin Mobile Phones Hypermarket Co., Ltd. is held by Mr. Zhuqun Peng, a PRC individual. Such 49% equity ownership interest has been pledged to Beijing Feijie.

HAN KUN LAW OFFICES

Schedule 2

LIST OF VIE DOCUMENTS

I.	VIE Documents of Beijing Feijie:

1.	Frame Contract by and among the PRC Subsidiary, Beijing Feijie, Hui Liu, Dongping Fei and Zhikuan Guan dated September 1, 2008;

2.	Nominee Letter by and between the PRC Subsidiary and Dongping Fei dated September 1, 2008;

3.	Nominee Letter by and between the PRC Subsidiary and Zhikuan Guan dated September 1, 2008;

4.	Loan Agreement by and between the PRC Subsidiary and Dongping Fei dated September 1, 2008;

5.	Loan Agreement by and between the PRC Subsidiary and Zhiguan Kuan dated September 1, 2008;

6.	Exclusive Option Agreement by and among the PRC Subsidiary, Beijing Feijie and Dongping Fei dated September 1, 2008;

7.	Exclusive Option Agreement by and among the PRC Subsidiary, Beijing Feijie and Zhikuan Guan dated September 8, 2008;

8.	Exclusive Business Cooperation Agreement by and between the PRC Subsidiary and Beijing Feijie dated September 1, 2008;

9.	Equity Interest Pledge Agreement by and among the PRC Subsidiary, Beijing Feijie and Dongping Fei dated September 1, 2008;

10.	Equity Interest Pledge Agreement by and among the PRC Subsidiary, Beijing Feijie and Zhikuan Guan dated September 8, 2008;

11.	Power of Attorney by Dongping Fei in favor of PRC Subsidiary dated September 1, 2008;

12.	Power of Attorney by Zhikuan Guan in favor of PRC Subsidiary dated September 8, 2008.

HAN KUN LAW OFFICES

II.	VIE Documents of Beijing Dongdian:

1.	Exclusive Business Cooperation Agreement by and between PRC Subsidiary and Beijing Dongdian dated July 28, 2008;

2.	Equity Interest Pledge Agreement by and among PRC Subsidiary, Beijing Feijie and Beijing Dongdian dated August 5, 2008;

3.	Exclusive Option Agreement by and among PRC Subsidiary, Beijing Feijie and Beijing Dongdian dated August 5, 2008;

4.	Power of Attorney by Beijing Feijie in favor of PRC Subsidiary dated August 5, 2008.